Exhibit 99.1

Kaiser Aluminum Corporation Reports
First Quarter 2013 Financial Results

First Quarter Highlights:

•	Solid 1Q'13 Underlying Results Reflect Mild Headwinds Following 2012 Demand Surge

•	Commenced ~$100 Million Organic Investment for Future Aerospace and Automotive Growth

•	Share Repurchases of ~$16 Million; $75 Million Increased Board Authorization

FOOTHILL RANCH, Calif., April 23, 2013 - Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $34 million or $1.73 earnings per diluted share for the first quarter 2013 compared to $27 million, or $1.38 earnings per diluted share for the first quarter 2012. Excluding the impact of non-run-rate items and an $8 million Canadian tax benefit, adjusted net income was $20 million or $1.03 per diluted share for the first quarter 2013, compared to adjusted net income of $21 million or $1.09 per diluted share for the prior year first quarter. The current-year quarter reflects the benefit of revenue related to a $4.5 million payment from a customer in lieu of fulfilling minimum volume obligations under a multi-year contract.

Value added revenue of $187 million for the first quarter 2013 declined from $195 million in the prior year first quarter reflecting mild headwinds. Weaker demand during the quarter driven by a modest inventory overhang in the aerospace supply chain, relatively flat automotive build rates, and weak supply chain demand for the Company's general industrial applications was partially offset by $4.5 million of revenue related to the customer payment referenced above.
Adjusted consolidated EBITDA was $48 million or 26% of value added revenue in the first quarter 2013 compared to adjusted consolidated EBITDA of $44 million or 23% of value added revenue for the prior year quarter. Adjusted consolidated EBITDA and EBITDA margin for the first quarter 2013 were up on lower value added revenue due to improved underlying manufacturing efficiencies, lower contained metal costs, and the impact of the customer payment recognized during the quarter.

Summary

“We previously anticipated first half 2013 value added revenue and adjusted EBITDA margin would be comparable or slightly better than the first half 2012, and our first quarter results reflect that pace,” said Jack A. Hockema, President, CEO and Chairman. “While we expect mild headwinds will continue in the second quarter, we remain optimistic that 2013 results will exceed our record 2012 results. As we look forward, our long-term prospects remain strong particularly as end market demand continues to improve.”

“With excellent prospects for long-term sales growth in addition to opportunities to further enhance our manufacturing platform, we have commenced several organic investments in addition to the $35 million previously announced for a new casting unit at Trentwood. The additional capital projects, totaling approximately $60 million, will further expand our heat treat plate capacity, support new automotive programs that launch over the next few years, and enhance our operational efficiency and flexibility. In the meantime, we expect to continue to realize benefits from the growth initiatives and investments we have made in recent years to increase capacity, improve efficiency and quality, and expand our product offering,” added Mr. Hockema.

“This positive long-term outlook and our strong financial position enable Kaiser Aluminum to continue to invest in value creating organic and inorganic growth initiatives while also enhancing shareholder value through quarterly dividends and modest share repurchases. Earlier this year we announced a 20% increase in our quarterly dividend, and in the first quarter we began repurchasing shares under an existing Board authorization. With approximately $18 million remaining under the existing program as of April 19, 2013, our Board has authorized an additional $75 million for future share repurchases. The increased authorization underscores our confidence in the future while continuing to preserve liquidity and financial flexibility to capitalize on other opportunities to create value,” concluded Mr. Hockema.

First Quarter 2013 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except shipments, realized price and per share amounts)

	Quarter
	1Q13	4Q12	1Q12

Shipments (millions of lbs)	140	135	157

Net Sales	$337	$314	$365
Less Hedged Cost of Alloyed Metal	$150	$142	$171
Value Added Revenue[1]	$187	$172	$195

Realized Price per Pound ($/lb)
Net Sales	$2.41	$2.33	$2.33
Less Hedged Cost of Alloyed Metal	$1.07	$1.06	$1.09
Value Added Revenue	$1.34	$1.28	$1.24

Adjusted[2]
Operating Income	$41	$29	$38
EBITDA[3]	$48	$36	$44
EBITDA Margin[4]	25.6%	20.8%	22.7%
Net Income[5]	$20	$13	$21
EPS, Diluted[5]	$1.03	$0.65	$1.09

As Reported
Operating Income	$50	$24	$46
Net Income	$34	$9	$27
EPS, Diluted	$1.73	$0.47	$1.38

1 Value Added Revenue = Net sales less hedged cost of alloyed metal
2 Adjusted numbers exclude non-run-rate items
3 EBITDA = Consolidated Operating Income before non-run-rate plus Depreciation and Amortization
4 EBITDA margin = Adjusted EBITDA as a percent of Value Added Revenue
5 Adjusted Net Income and EPS, Diluted exclude Canadian tax benefit
*Please refer to GAAP financial statements

Consolidated operating income excluding the impact of operating non-run-rate items increased approximately 8% to $41 million for the first quarter 2013, up from $38 million reported in the first quarter 2012 reflecting previously noted market dynamics and the customer payment recognized during the quarter. Consolidated operating income as reported in the first quarter 2013 included approximately $9 million of non-run-rate gains.

Total liquidity at March 31, 2013 was approximately $613 million, including cash and cash equivalents and short-term investments of $334 million and borrowing availability under the Company's revolving credit facility of $279 million. During the quarter, uses of cash included a $20 million annual variable contribution to the VEBAs and more than $20 million in cash returned to shareholders through dividends and share repurchases in addition to funding normal operating cash requirements.

Outlook

“We anticipate continuing demand headwinds across our end market applications during the second quarter in addition to higher planned capital and project expenses. However, consistent with our previous outlook, we anticipate value added revenue and adjusted EBITDA margins for the first half 2013 will be comparable to the strong levels we reported in the first half 2012,” said Mr. Hockema.

“Longer term, we remain very positive and anticipate continued long-term growth in our overall value added revenue and adjusted EBITDA margin driven by strong demand for aerospace and automotive applications,” stated Mr. Hockema. “Our focus on organic investments in capacity, capability, quality, and enhanced operating efficiencies will continue to serve us well and will allow us to capture further opportunities for profitable growth in these end market applications. Lastly, we remain committed to maintaining financial strength and flexibility so that we may invest and capitalize on organic and acquisition opportunities to further enhance shareholder returns,” concluded Mr. Hockema.

Conference Call

Kaiser Aluminum Corporation will host a conference call on April 24, 2013, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss first quarter 2013 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (888) 438-5448, and accessed internationally at (719) 325-2452.
A link to the simultaneous webcast can be accessed on the Company's website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company's website following the call.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of the culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders' meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The non-GAAP financial measures used within this earnings release are operating income, EBITDA, net income and earnings per diluted share, excluding non-run-rate items. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) material adverse changes in economic or industry conditions generally, including global financial markets; (b) our inability to achieve the level of growth or other benefits anticipated by management, including those anticipated from our acquisitions and other strategic investments, as well as our ability to participate in anticipated new automotive programs expected to launch in the future; (c) increases in our costs, including the cost of energy, raw materials and freight costs, which we are unable to pass through to our customers; (d) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets, including changes impacting the volume, price or mix of products sold by the Company and the Company's ability to flex production consistent with changing demand levels; (e) the Company's ability to lower energy costs, realize manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product and manufacturing platform expansions as planned and by targeted completion dates; (f) the impact of the company's future earnings, financial condition, capital requirements and other factors on future dividends or the repurchase of shares of the company's common stock and any decision by the company's board of directors in regard to either; (g) unfavorable changes in laws or regulations that impact our operations and results; (h) the outcome of contingencies, including legal proceedings, government investigations and environmental remediation; and (i) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2012. As more fully described in these reports, “non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Investor Relations Contact:                    Public Relations Contact:
Melinda C. Ellsworth                         Dave Quast
Kaiser Aluminum Corporation                    FTI Consulting
(949) 614-1757                             (213) 452-6348

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME (1)

	Quarter Ended
	March 31,
	2013	2012
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
Net sales	$337.4	$365.4
Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation and amortization and other items	263.6	298.1
Unrealized losses (gains) on derivative instruments	0.7	(3.1)
Depreciation and amortization	7.0	6.3
Selling, administrative, research and development, and general (includes $1.4 and $1.8 accumulated other comprehensive income reclassifications related to VEBA adjustments for the quarters ended March 31, 2013 and March 31, 2012, respectively)	16.1	17.9
Total costs and expenses	287.4	319.2
Operating income	50.0	46.2
Other (expense) income:
Interest expense	(9.3)	(4.1)
Other income, net (includes $0.4 accumulated other comprehensive income reclassifications for realized gains on available for sale securities for the quarter ended March 31, 2013)	1.0	0.7
Income before income taxes	41.7	42.8
Income tax provision (includes ($0.4) and ($0.7) of aggregate income tax expense from reclassification items for the quarters ended March 31, 2013 and March 31, 2012, respectively)	$(8.2)	$(16.3)
Net income	33.5	26.5
Earnings per common share, Basic:
Net income per share	1.75	1.39
Earnings per common share, Diluted[2]:
Net income per share	1.73	1.38
Weighted-average number of common shares outstanding (in thousands):
Basic	19,143	19,059
Diluted[2]	19,366	19,161

[1]	Please refer to the Company's Form 10-Q for the quarter ended March 31, 2013, for additional detail regarding the items in the table.

[2]	Diluted shares are calculated using the treasury stock method.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
SELECTED OPERATIONAL AND FINANCIAL INFORMATION
(Unaudited)

	Quarter Ended March 31,
	2013		2012
	(In millions of dollars, except shipments and average sales price)
Shipments (mm lbs)	140.0		156.7
Average Realized Third-Party Sales Price (per pound)[1]	$2.41		$2.33
Net Sales	$337.4		$365.4

Operating Income (Loss):
Fabricated Products[2,3]	$55.2		$54.1
All Other[4]	(5.2)		(7.9)
Total Operating Income	$50.0		$46.2
Income tax provision	$(8.2)		$(16.3)
Net Income	$33.5	—	$26.5
Capital Expenditures	$9.3		$9.0

1
Average realized prices for our Fabricated Products segment are subject to fluctuations due to changes in product mix and underlying primary aluminum prices, and are not necessarily indicative of changes in underlying profitability.

2
Operating results in the Fabricated Products segment for the quarters ended March 31, 2013 and March 31, 2012 include non-cash last-in, first-out (“LIFO”) inventory benefits of $3.7 million and $2.9 million, respectively.

3
Fabricated Products segment results include non-cash mark-to-market (losses) gains on primary aluminum, natural gas, electricity and foreign currency hedging activities totaling $(0.7) and $3.1 for the quarters ended March 31, 2013 and March 31, 2012, respectively.

4
Operating results in All Other represent operating expenses in the Corporate and Other business unit. Operating results of All Other include VEBA net periodic pension benefit income of $5.6 and $3.0 for the quarters ended March 31, 2013 and March 31, 2012, respectively.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS (1)

	March 31, 2013	December 31, 2012
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$248.0	$273.4
Short-term investments	85.6	85.0
Receivables:
Trade, less allowance for doubtful receivables of $0.8 at March 31, 2013 and December 31, 2012	141.8	123.8
Other	11.8	3.4
Inventories	199.3	186.0
Prepaid expenses and other current assets	71.0	70.1
Total current assets	757.5	741.7
Property, plant, and equipment – net	386.4	384.3
Net asset in respect of VEBA	372.5	365.9
Deferred tax assets – net (including deferred tax liability relating to the VEBAs of $139.5 at March 31, 2013 and $136.9 at December 31, 2012)	87.0	102.0
Intangible assets – net	35.0	35.4
Goodwill	37.2	37.2
Other assets	88.8	86.0
Total	1,764.4	1,752.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	73.2	62.5
Accrued salaries, wages, and related expenses	33.1	39.3
Other accrued liabilities	38.4	51.8
Payable to affiliate	12.3	7.9
Short-term capital lease	0.2	0.1
Total current liabilities	157.2	161.6
Net liability in respect of VEBA	4.9	5.3
Long-term liabilities	135.2	134.5
Long-term debt	382.3	380.3
Total liabilities	679.6	681.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized at both March 31, 2013 and December 31, 2012; no shares were issued and outstanding at March 31, 2013 and December 31, 2012	—	—
Common stock, par value $0.01, 90,000,000 shares authorized at both March 31, 2013 and at December 31, 2012; 21,093,816 shares issued and 19,109,614 shares outstanding at March 31, 2013; 21,037,841 shares issued and 19,313,235 shares outstanding at December 31, 2012	0.2	0.2
Additional paid in capital	1,018.9	1,017.7
Retained earnings	179.0	151.2
Treasury stock, at cost, 1,984,202 shares at March 31, 2013 and 1,724,606 shares at December 31, 2012, respectively	(88.5)	(72.3)
Accumulated other comprehensive loss	(24.8)	(26.0)
Total stockholders’ equity	1,084.8	1,070.8
Total	$1,764.4	$1,752.5

1 Please refer to the Company's Form 10-Q for the quarter ended March 31, 2013 for additional detail regarding the items in the table.

Reconciliation of Non-GAAP Measures - Consolidated
(Unaudited)

(In millions of dollars, except share and per share amounts)	Quarter Ended
	March 31
	2013	2012

GAAP operating income	$50.0	$46.2
Mark-to-market (losses) gains	(0.7)	3.1
Other operating NRR income items[1,2]	9.7	5.2
Operating income, excluding operating NRR items	41.0	37.9
Depreciation and Amortization	7.0	6.3
Adjusted EBITDA[3]	$48.0	$44.2

GAAP net income	$33.5	$26.5
Operating NRR Items	(9.0)	(8.3)
NRR mark-to-market on convertible bond and related call option	(0.4)	(0.5)
Tax impact of NRR items	3.6	3.2
Canadian tax benefit	(7.8)	—
Adjusted net income	$19.9	$20.9

GAAP earnings per diluted share	$1.73	$1.38
Adjusted earnings per diluted share	$1.03	$1.09

[1]	Other operating non-run-rate items primarily represent adjustments to plant-level LIFO in the Fabricated
Products segment and non-cash net periodic benefit income related to the VEBAs in All Other.

2    NRR is an abbreviation for Non-Run-Rate; NRR items are pre-tax.

3    Adjusted EBITDA equals preliminary operating income excluding operating non-run-rate items, plus depreciation and amortization.